Exhibit 31.4

Ormat Technologies, Inc.

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Doron Blachar, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Ormat Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ DORON BLACHAR
Name:	Doron Blachar
Title:	Chief Financial Officer

Date: March 3, 2020